UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 1, 2014

A.C. SIMMONDS AND SONS INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-35802	45-5512933
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

3565 King Rd., King City, Ontario, Canada L7B 1M3
(Address of principal executive offices)

(905) 833-9845
(Registrant’s telephone number, including area code)

BLVD Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03: Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change

On August 15, 2014, BLVD Holdings, Inc. changed its name to A.C. Simmonds and Sons Inc. (the “Company”), pursuant to the filing of an Amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada. Such name change was previously reported by the Company in a Definitive Information Statement, as filed with the U.S. Securities and Exchange Commission on July 22, 2014.

Change in Fiscal Year End

On August 1, 2014, the Company’s Board of Directors approved a change in the Company’s fiscal year end from December 31 to August 31 of each year. The Company plans to file a transition report on Form 10-KT that covers the period from January 1, 2014 to August 31, 2014 within 90 days after the completion of the new fiscal year end.

Item 8.01: Other Events.

Change of Symbol and CUSIP

In connection with the change of the Company’s name, the Company’s stock trading symbol has changed to ACSX and the Company’s CUSIP number with respect to its common stock, $0.001 par value per share, has changed to 00101Y103.

Press Release

On August 15, 2014, the Company issued a press release. A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01: Financial Statements and Exhibits.

(d)	Exhibit List

Exhibit	Description

99.1	Press release, dated August 15, 2014

# # #

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. SIMMONDS AND SONS INC.

Dated: August 15, 2014	By:	/s/ John G. Simmonds
Name: John G. Simmonds
Title: Chief Executive Officer